Exhibit 4.26

Supplemental Agreement to Share Purchase Agreement

This Supplemental Agreement to Share Purchase Agreement (hereinafter referred to as “the Agreement”) was signed by the following signatories on the date of August 23, 2019:

(i) China Lending Corporation, a limited liability company established under the laws of the British Virgin Islands (the “Buyer”);

(ii) Lixin Financial Holdings Group Limited, an exempt company incorporated under the laws of the Cayman Islands (the “Company”);

(iii) Lixin Financial Holdings (BVI) Limited, a company incorporated under the laws of the British Virgin Islands. (“BVI Lixin”);

(iv) Lixin Financial Holdings Group Limited, a limited company formed under the laws of Hong Kong (“Hong Kong Lixin”);

(v) Zhejiang Lixin Enterprise Management Holding Co., Ltd (“Zhejiang Lixin”);

(vi) Zhejiang Jingyuxin Financing Guarantee Co., Ltd. (“Zhejiang Jingyuxin”);

(vii) Zhu Jialin, Zhang Jingxian, Li Sufang, Wang Guohua, Xu Dandan, Chen Jiaqiang, and Zhang Peibei (collectively referred to as "core indirect shareholders", respectively referred to as "each core indirect shareholder") are all natural persons of Chinese nationality, and each core indirect shareholder ID number As shown in the column of “Indirect Shareholder ID Number” corresponding to Table I in Appendix A of the original agreement (as defined below); and

(viii) Each of the entities listed in the “Direct Shareholders” column of Table I in Appendix A of the original agreement (defined below) (collectively referred to as “direct shareholders”, respectively referred to as “each direct shareholder”) is based on the British Virgin Islands.

All Direct Shareholders and all Core Indirect Shareholders are collectively referred to as “Selling Shareholders” or separately referred to as “each Selling Shareholder”; among them, the Direct Shareholders and Core Indirect Shareholders holding 9% of the shares or above are collectively referred to as “Core Selling Shareholders” or separately referred to as “each Core Selling Shareholder”; all parties of the agreement are collectively referred to as “all Parties”, or separately referred to as “a Party”.

WHEREAS, all Parties have entered into a Share Purchase Agreement dated June 14, 2019 (hereinafter referred to as the “Original Agreement”), pursuant to which the Selling Shareholders and the Company have agreed to sell the shares of the given quantity and category to the Buyer according to the terms and conditions of the Original Agreement. The total consideration for the shares to be transferred by the Selling Shareholders to the Buyer is RMB 276,000,000 (hereinafter referred to as “transfer price”), which shall be paid in the form of the Buyer’s ordinary shares. The Parties hereby wish to modify certain terms of the Original Agreement.

NOW, THEREFORE, the Parties hereby agree as follows:

Definition

1.1 Definitions. Unless otherwise provided herein, capitalized terms used but not defined herein shall have the meanings set forth in the Original Agreement.

Amendment

2.1 Form of payment of the transfer price. The Parties hereby agree to modify the terms of the Original Agreement with respect to the form of payment of the transfer price as follows: the transfer price shall be paid in the form of the Buyer’s preferred shares without any voting rights but with liquidation preferences and dividend preferences (subject to the articles of association of the Buyer) (“Buyer’s stock” or “consideration share”). After two (2) years following the Closing (“Election Date”), any Selling Shareholder is entitled, by sending a notice in writing to the Buyer to elect: (1) to convert the Buyer’s Stocks into ordinary shares of the Buyer on a 1:1 basis, under which circumstances the Buyer shall be entitled to redeem the Buyer’s Stocks held by such Selling Shareholder at the price of the average closing price per share of the Buyer’s ordinary shares on the Nasdaq Capital Market for ninety (90) consecutive trading days prior to the Election Date. The corresponding transfer price of every Selling Shareholder is shown in the column of “Transfer Price or Payment” in Table IV of Appendix A of the Original Agreement. The quantity of the Buyer’s shares that shall be issued to each Direct Shareholder shall be calculated by dividing the amount of consideration that such Selling Shareholder is entitled to receive as set forth in the Original Agreement by the average closing price per share of the Buyer’s ordinary shares on the Nasdaq Capital Market for ninety (90) consecutive trading days prior to the Closing Date, provided that any fractional entitlements resulting from such a calculation shall be rounded down to the nearest whole share (without compensation). Nothing in this Agreement shall require the Buyer to issue any fractional shares to any Selling Shareholder.

2.2 Termination of certain terms. The Parties hereby agree that, Article 6.13 “Proxy”, Article 7.2(k) “Proxy letter” and Clause (vii) of Appendix B “Delivery document and material list on the Closing Date” of the Original Agreement shall be terminated upon the execution of this Agreement.

2.3 Other terms remain unchanged. The Parties hereby agree that, except those modification of the Original Agreement provided herein, the other terms of the Original Agreement remain unchanged.

OTHER TERMS

3.1 Counterparts. This Agreement may be executed in counterparts, each of which shall be deemed an original. Any number of counterparts may be executed by each of the Parties, and all of such counterparts taken together shall be considered one and the same instrument. This Agreement shall become effective upon execution and delivery (including by facsimile, electronic delivery or otherwise) by each of the Parties to the other Parties. A signature transmitted by facsimile, PDF, or other electronic means preserving the original signature image shall have the same legal effect as the signature on the original signature page.

3.2 Priority. In the event of any conflict or inconsistency between any of the terms hereof and any of the terms of the Original Agreement, the terms of this Agreement shall prevail. For matters not stipulated in this Agreement, the terms of the Original Agreement shall prevail.

3.3 Language. This Agreement is made in both Chinese and English, and in the event of any inconsistency, conflict or discrepancy, the Chinese version shall prevail.

[Intentionally Left Blank]

In view of this, all parties have prompted their respective effectively authorized managers to sign this Agreement on the date indicated in the Agreement.

China Lending Corporation

Signature:
Name:
Title:

[Signature Page Of Supplementary Agreement For Equity Purchase Agreement]

In view of this, all parties have prompted their respective effectively authorized managers to sign this Agreement on the date indicated in the Agreement.

Lixin Financial Holdings Group Limited

Signature:
Name:
Title:

Lixin Financial Holdings (BVI) Limited

Signature:
Name:
Title:

Lixin Financial Holdings Group Limited

Signature:
Name:
Title:

Zhejiang Lixin Enterprise Management Holding Co., Ltd. (company chop)

Signature:
Name:
Title:

Zhejiang Jingyuxin Financing Guarantee Co., Ltd (company chop)

Signature:
Name:
Title:

[Signature Page Of Supplementary Agreement For Equity Purchase Agreement]

In view of this, all parties have prompted their respective effectively authorized managers to sign this Agreement on the date indicated in the Agreement.

Dayu Yangguang Investment Limited (company chop)

Signature:
Name:
Title:

[Signature Page Of Supplementary Agreement For Equity Purchase Agreement]

In view of this, all parties have prompted their respective effectively authorized managers to sign this Agreement on the date indicated in the Agreement.

Boteli Investment Limited (company chop)

Signature:
Name:
Title:

[Signature Page Of Supplementary Agreement For Equity Purchase Agreement]

In view of this, all parties have prompted their respective effectively authorized managers to sign this Agreement on the date indicated in the Agreement.

Fengfan Capital Investment Co., Limited (company chop)

Signature:
Name:
Title:

[Signature Page Of Supplementary Agreement For Equity Purchase Agreement]

In view of this, all parties have prompted their respective effectively authorized managers to sign this Agreement on the date indicated in the Agreement.

Bright International Limited (company chop)

Signature:
Name:
Title:

[Signature Page Of Supplementary Agreement For Equity Purchase Agreement]

In view of this, all parties have prompted their respective effectively authorized managers to sign this Agreement on the date indicated in the Agreement.

Yunneng Investment Limited (company chop)

Signature:
Name:
Title:

[Signature Page Of Supplementary Agreement For Equity Purchase Agreement]

In view of this, all parties have prompted their respective effectively authorized managers to sign this Agreement on the date indicated in the Agreement.

Fushi Investment Limited (company chop)

Signature:
Name:
Title:

[Signature Page Of Supplementary Agreement For Equity Purchase Agreement]

In view of this, all parties have prompted their respective effectively authorized managers to sign this Agreement on the date indicated in the Agreement.

Jingsheng Investment Limited (company chop)

Signature:
Name:
Title:

[Signature Page Of Supplementary Agreement For Equity Purchase Agreement]

In view of this, all parties have prompted their respective effectively authorized managers to sign this Agreement on the date indicated in the Agreement.

Luosen Investment Limited (company chop)

Signature:
Name:
Title:

[Signature Page Of Supplementary Agreement For Equity Purchase Agreement]

In view of this, all parties have prompted their respective effectively authorized managers to sign this Agreement on the date indicated in the Agreement.

Dongcheng Investment Limited (company chop)

Signature:
Name:
Title:

[Signature Page Of Supplementary Agreement For Equity Purchase Agreement]

In view of this, all parties have prompted their respective effectively authorized managers to sign this Agreement on the date indicated in the Agreement.

Jinyusheng Investment Limited (company chop)

Signature:
Name:
Title:

[Signature Page Of Supplementary Agreement For Equity Purchase Agreement]

In view of this, all parties have prompted their respective effectively authorized managers to sign this Agreement on the date indicated in the Agreement.

Qisheng Investment Management Limited (company chop)

Signature:
Name:
Title:

[Signature Page Of Supplementary Agreement For Equity Purchase Agreement]

In view of this, all parties have prompted their respective effectively authorized managers to sign this Agreement on the date indicated in the Agreement.

Yinxiang Capital Limited (company chop)

Signature:
Name:
Title:

[Signature Page Of Supplementary Agreement For Equity Purchase Agreement]

In view of this, all parties have prompted their respective effectively authorized managers to sign this Agreement on the date indicated in the Agreement.

Aoyuan Investment Limited (company chop)

Signature:
Name:
Title:

[Signature Page Of Supplementary Agreement For Equity Purchase Agreement]

In view of this, all parties have prompted their respective effectively authorized managers to sign this Agreement on the date indicated in the Agreement.

Gedun Investment Limited (company chop)

Signature:
Name:
Title:

[Signature Page Of Supplementary Agreement For Equity Purchase Agreement]

In view of this, all parties have prompted their respective effectively authorized managers to sign this Agreement on the date indicated in the Agreement.

Zhu Jialin

Signature:

[Signature Page Of Supplementary Agreement For Equity Purchase Agreement]

In view of this, all parties have prompted their respective effectively authorized managers to sign this Agreement on the date indicated in the Agreement.

Zhang Peibei

Signature:

[Signature Page Of Supplementary Agreement For Equity Purchase Agreement]

In view of this, all parties have prompted their respective effectively authorized managers to sign this Agreement on the date indicated in the Agreement.

Zhang Jingxian

Signature:

[Signature Page Of Supplementary Agreement For Equity Purchase Agreement]

In view of this, all parties have prompted their respective effectively authorized managers to sign this Agreement on the date indicated in the Agreement.

Wang Guohua

Signature:

[Signature Page Of Supplementary Agreement For Equity Purchase Agreement]

In view of this, all parties have prompted their respective effectively authorized managers to sign this Agreement on the date indicated in the Agreement.

Xu Dandan

Signature:

[Signature Page Of Supplementary Agreement For Equity Purchase Agreement]

In view of this, all parties have prompted their respective effectively authorized managers to sign this Agreement on the date indicated in the Agreement.

Li Sufang

Signature:

[Signature Page Of Supplementary Agreement For Equity Purchase Agreement]

In view of this, all parties have prompted their respective effectively authorized managers to sign this Agreement on the date indicated in the Agreement.

Liu Tie

Signature:

[Signature Page Of Supplementary Agreement For Equity Purchase Agreement]

In view of this, all parties have prompted their respective effectively authorized managers to sign this Agreement on the date indicated in the Agreement.

Chen Jiaqiang

Signature:

[Signature Page Of Supplementary Agreement For Equity Purchase Agreement]

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